EXHIBIT 99.1

CONTACTS:

SinoHub, Inc.:
Falicia Cheng
+86-755-2661-1080
falicia@sinohub.com

In the U.S.:
PondelWilkinson Inc.
Laurie Berman/Angie Yang
310-279-5980
investor@pondel.com

SINOHUB RECEIVES NEW BANK LINE FOR MORE THAN $6 MILLION
FROM SHENZHEN BRANCH OF HANGZHOU BANK

Company Will Use New Funding for Continued Expansion
of Procurement-Fulfillment and Component Sales Business Lines

SANTA CLARA and SHENZHEN, CHINA, May 7, 2009 — SinoHub, Inc. (OTCBB: SIHI), which conducts substantially all of its operations in the People’s Republic of China through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited, today announced that its SinoHub SCM Shenzhen Limited unit has closed a new $6.4 million bank line with the Shenzhen branch of the Hangzhou Bank.

The full amount of the line, if available, may be used to obtain Letters of Credit (LCs) and up to $1.46 million of the line may be used as a revolving cash line. There is a 20% deposit requirement on LCs. Under the terms of the agreement, Hangzhou Bank will issue LCs to SinoHub SCM Shenzhen for up to 120 days.  Interest on the cash line will be at least 1.1 times the base deposit interest rate as announced by the People’s Bank of China, which is currently 4.12%.

SinoHub, Inc.
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The company said it will use the funds for continued expansion of its electronic component procurement-fulfillment and component sales business lines in China. Already a technology leader in the rapidly growing field of electronic component supply chain management (SCM) services in China (import/export, warehousing, logistics and other related services), SinoHub is leveraging the relationships it has with electronic component suppliers, design houses and manufacturers that use its SCM services to gain ground in the procurement-fulfillment and component sales businesses.

“We are experiencing increasing demand in our procurement-fulfillment and component sales business lines so we expect to be able to put these new funds to work in short order,” said Harry Cochran, chief executive officer of SinoHub. “We are pleased that Hangzhou Bank has decided to back SinoHub, and we are honored to be the first major loan recipient from their new Shenzhen branch.”

“SinoHub’s business model and the strong platform they have built to support it are unique in China,” said Ren Xia Guang, director of the Shenzhen branch of the Hangzhou Bank. “We are delighted to add a company with such great potential to our growing portfolio of commercial customers.”

“This commitment from Hangzhou Bank is a testament to the solid financial condition of our company, and shows great confidence in our ability to generate strong results, even in a year which is proving difficult for many other companies,” said De Hai Li, SinoHub’s CFO. “We are pleased to be working with Hangzhou bank and look forward to a long and mutually rewarding relationship.”

SinoHub, Inc.
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About SinoHub

SinoHub, Inc., founded in 2000 by veteran entrepreneur Harry Cochran and electronic component industry veteran Lei Xia to facilitate the electronics revolution in China, provides world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China.  For more information, visit the company's Web site at www.sinohub.com.

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms.  These statements involve risks known to us, significant uncertainties, and other factors, many of which we cannot predict with accuracy and some of which we might not even anticipate, which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.
Among the factors about which we have made assumptions are:

1.	SinoHub will be able to put these new funds to work in short order;
2.	The platform SinoHub has built to support its business model is strong;
3.	SinoHub’s business model and the platform SinoHub has built to support it are unique in China;
4.	SinoHub’s financial condition is solid; and
5.	SinoHub can generate solid results even in a year which is proving difficult for many other companies.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact us and the statements contained herein, see the "Risk Factors" included in Item 1A of our Annual Report on Form 10-K.  We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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